UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2011

MIT HOLDING, INC.

(Exact name of registrant specified in charter)

Delaware	333-13679	20-5068091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )

37 West Fairmont Avenue, Suite 202

Savannah, Georgia 31406

(Address of principal executive offices, including zip code)

(912) 925-1905

(Registrant's telephone number, including area code)

This Current Report on Form 8-K is filed by  MIT Holding Inc., a Delaware corporation, in connection with the items described below.

Item 2.01               Completion of Acquisition or Disposition of Assets

On February 4, 2011, MITRX Corporation, a South Carolina corporation and subsidiary of MIT Holding Inc. (“MIT” or the “Company”), executed two stock purchase agreements (attached hereto as Exhibit 10.19 and 10.20) (the “Agreements”), pursuant to which it agreed to acquire one hundred Percent (100%) of the issued and outstanding equity interests of two companies; National Direct Home Pharmacy, Inc., owned by Lancelot D. Wright and John T. Crocker, Sr., and Palmetto Long Term Care Pharmacy, LLC a wholly owned subsidiary of Strategies Healthcare, Inc., which is owned by Lancelot D. Wright and Robert A. Williams.  There are no material relationships between the sellers, their owners, affiliates, officers or directors and MIT’s officers, directors or affiliates.

Pursuant to the terms of the purchase agreements, MITRX has acquired a fully operating home delivery/mail order pharmacy with annual gross sales of approximately Eighteen Million Dollars ($18,000,000) in exchange for the assumption of approximately $15,273,492 in total debt.  The acquired companies have assets including but not limited to furniture, fixtures, licenses, government awards, private nursing home contracts, large individual customer bases and pharmaceutical equipment, including a PharmASSIST RobotX.

The audited financial statements prepared in connection with these acquisitions will be filed within the statutory time period.

Item 9.01               Financial Statements and Exhibits

10.19      Stock Purchase Agreement to acquire National Direct Home Pharmacy, Inc. dated February 4, 2011

10.20      Stock Purchase Agreement to acquire Palmetto Long Term Care Pharmacy, LLC, dated February 4, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 9, 2011

MIT HOLDING, INC.

By:	/s/ William Parker
Name: William Parker
Title: Chief Executive Officer